Exhibit 99.1

FOR IMMEDIATE RELEASE

March 26, 2026

DARÉ BIOSCIENCE, INC.

Daré Bioscience Reports Full Year 2025 Financial Results and Provides Business Update

Company Highlights Commercial Launch of DARE to PLAY™ Sildenafil Cream, Pipeline of Women’s Health Solutions, and Multiple Near-Term Potential Catalysts

Conference Call and Webcast Today at 4:30 p.m. ET

SAN DIEGO, CA, March 26, 2026 (GLOBE NEWSWIRE) — Daré Bioscience, Inc. (NASDAQ: DARE), a purpose-driven health biotech company solely focused on closing the gap in women’s health between promising science and real-world solutions, today reported financial results for the year ended December 31, 2025, and provided a business update.

“We are not a company that is just getting into women’s health. We are a women’s health biotech company – and we believe 2026 is the year investors will get to see what ten years of that commitment actually looks like. We built the company to change how women experience healthcare. That change is beginning in earnest now,” said Sabrina Martucci Johnson, President and Chief Executive Officer of Daré Bioscience.

2025 BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS

DARE to PLAY™ Sildenafil Cream

DARE to PLAY is a first-of-its-kind topical sildenafil cream for women. To the company’s knowledge, there is no other sildenafil topical cream manufactured under current Good Manufacturing Practice (cGMP) requirements with clinical data demonstrating increased genital blood flow in 10 to 15 minutes, and improvement in arousal, orgasm, and desire measured by clinically-validated and FDA-reviewed endpoints. An estimated 20 million women in the United States experience challenges related to genital arousal, and there is currently no FDA-approved therapy that directly addresses this need.

While there is not yet an FDA-approved therapy, DARE to PLAY was designed to fill that void. Daré is making DARE to PLAY available as a Section 503B compounded product.1

●	In December 2025, prescription intake commenced through the DARE Health Hub powered by Medvantx Pharmacy, the dispensing pharmacy for DARE to PLAY, initially available in a handful of states.

1 Compounded drug products are not approved by the U.S. Food and Drug Administration (FDA). The FDA does not evaluate compounded drug products for safety, effectiveness, or quality. References to Section 503B, 503B, 503B compounding, 503B compounded product, and similar terms refer to Section 503B of the Federal Food, Drug, and Cosmetic Act (FDCA) and the production and supply of compounded drugs by Section 503B-registered outsourcing facilities without patient-specific prescriptions in accordance with Section 503B.

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●	Pre-fulfillment prescribing expanded nationally: as of February 11, 2026, DARE to PLAY is available for pre-fulfillment prescriptions in all 50 states.
●	Telehealth access launched on February 11, 2026, enabling women in most states to receive a DARE to PLAY prescription, if it’s appropriate for them, from a licensed clinician without an in-person office visit.
●	Women are already finding their way to the DARE Health Hub, working through the telehealth process, and providers are already submitting prescriptions. The company expects dispensing to begin in the coming months, with product revenue expected to begin in Q2 2026.
●	Clinical differentiation: Every custom Rx pharmacy compounded prescription sildenafil cream on the market may have been formulated to fulfill a prescription for women, but, to Daré’s knowledge, none was ever studied in women to evaluate whether or how it works in female physiology. To Daré’s knowledge, DARE to PLAY is the only clinically studied formulation — demonstrated to increase genital blood flow within approximately 10 minutes of application and manufactured in accordance with FDA’s cGMP regulations, which better ensure consistent potency and quality of product.
●	Dual-path strategy: While Daré is making DARE to PLAY available as a 503B compounded product, the company is simultaneously working to advance its sildenafil cream formulation toward the 505(b)(2) NDA pathway.[2]
●	Asset-light commercial model: The company’s 503B commercial model is digitally native, built around targeted digital awareness campaigns, telehealth access through the DARE Health Hub, and Medvantx fulfillment infrastructure. As the commercial channel matures, Daré will look to add strategic partnerships with additional telehealth platforms, platform distributors, and clinical networks.

DARE to RESTORE™ — Vaginal Health Consumer Products

Daré is building the DARE to RESTORE brand family of consumer health products designed to support vaginal microbiome balance. The company’s first DARE to RESTORE product, Flora Sync LF5™ — a vaginal probiotic suppository developed by Probiotical, one of the world’s leading probiotic research companies — is expected to become commercially available in the United States exclusively through the DARE Health Hub in Q2 2026, with consumer health revenue expected to begin at that time.

The Flora Sync LF5 formulation is based on scientific research into vaginal microbiome composition and health, has been studied in a 100-person human clinical trial, and findings have been published in a peer-reviewed journal. Probiotical is the exclusive manufacturer using its proprietary LF5 probiotic strain. Daré believes that level of clinical evidence distinguishes Flora Sync LF5 from the majority of vaginal probiotic suppositories on the market today. Daré intends to distribute Flora Sync LF5 through the DARE Health Hub as a complement to its 503B prescription offerings, and Daré expects to continue exploring opportunities to expand the DARE to RESTORE product line through additional collaborations with Probiotical.

2 Reference to the 505(b)(2) NDA pathway refers to Section 505(b)(2) of the FDCA, which enables an applicant to rely, in part, on the FDA’s prior findings of safety and efficacy data for an existing product, or published literature, in support of its new drug application (NDA).

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DARE to RECLAIM™ Estradiol Progesterone Intravaginal Ring — Monthly Bio-Identical Hormone Therapy

DARE to RECLAIM, Daré’s proprietary monthly intravaginal ring (IVR) formulation of bioidentical 17β-estradiol and bio-identical progesterone (known as DARE-HRT1), will be a non-oral, monthly, 503B compounded hormone therapy product— targeting the estimated $2.5 to $4.5 billion compounded hormone therapy market. Women are demanding alternatives to synthetic hormones, and bio-identical hormone therapy is a category on the rise. DARE to RECLAIM is designed to be the first monthly intravaginal delivery solution in this space combining both bioidentical estradiol and progesterone together.

Daré is targeting to have DARE to RECLAIM available for prescription fulfillment in the U.S. in early 2027 through a 503B-registered outsourcing facility and a dispensing pharmacy, while simultaneously pursuing activities to support an investigational new drug (IND) application filing for a pivotal Phase 3 clinical study of DARE-HRT1, consistent with Daré’s dual-path strategy. Revenue from DARE to RECLAIM is targeted to begin in 2027.

Ovaprene® — Non-Hormonal Contraception

Ovaprene is Daré’s investigational monthly, intravaginal, hormone-free contraceptive candidate currently in a Phase 3 pivotal clinical trial. The contraceptive market is large and shifting, with a growing number of women — particularly younger women — actively seeking alternatives to hormonal contraception. The current market has nothing to offer beyond in-the-moment solutions such as condoms or vaginal gels for women seeking non-implanted, non-hormonal options.

The Data Safety Monitoring Board for the Phase 3 clinical study reviewed interim data in July 2025 and recommended the study continue enrollment without modification. Daré currently anticipates enrollment to complete in 2026, which would put a 2027 topline data readout within reach and advance the potential premarket approval (PMA) pathway for what has the potential to be the first non-implanted, non-hormonal monthly contraceptive option on the market. The company believes Ovaprene has partnership potential that the market has undervalued.

DARE-HPV — Potential First Therapeutic for High-Risk HPV

DARE-HPV is Daré’s investigational therapeutic candidate targeting high-risk human papillomavirus (HPV) infection — the underlying cause of virtually all cervical cancer cases in the United States (99%). Approximately 6 million women in the United States acquire a high-risk HPV infection each year, and there is currently no FDA-approved pharmacologic treatment for existing HPV infections anywhere.

With ARPA-H funding and FDA clearance of the company’s IND application in February 2026, Daré is preparing to advance DARE-HPV into a Phase 2 clinical study later in 2026. DARE-HPV has the potential to be the first pharmaceutical therapeutic in one of the largest unaddressed infectious disease markets affecting women globally. Development is advancing entirely with non-dilutive funding under a $10 million milestone-based contract funded by the Advanced Research Projects Agency for Health (ARPA-H), part of the U.S. Department of Health and Human Services, $7.5 million of which has been received to date.

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Additional Pipeline Programs

Daré continues to advance a broad pipeline of women’s health programs supported substantially by non-dilutive grant funding, including:

●	DARE-PTB1: A bio-identical progesterone intravaginal ring candidate targeting reduction of preterm birth risk in at-risk women, supported by an extended NIH funding award announced in March 2026.
●	DARE-LARC1, Casea S3, and DARE-NHC: Programs for development of potential first-in-category contraceptive candidates, advancing entirely with grant funding, including activities to identify and develop a novel non-hormonal intravaginal contraceptive candidate suitable for women in low- and middle-income country settings (DARE-NHC).

NEAR-TERM POTENTIAL CATALYSTS

Daré is targeting the following milestones in 2026 and early 2027:

●	DARE to PLAY dispensing commencing nationally, with product revenue expected to begin in Q2 2026
●	Additional commercial and telehealth partnerships for DARE to PLAY as the commercial channel matures
●	Flora Sync LF5 (DARE to RESTORE product family) commercial availability in the U.S. consumer health market, with revenue expected to begin in Q2 2026
●	DARE to RECLAIM dispensing commencing in the U.S. in early 2027, with IND application preparatory activities for DARE-HRT1 ongoing pursuant to the company’s dual-path strategy
●	Ovaprene Phase 3 clinical study enrollment completion in 2026 — completion would put a 2027 topline data readout within reach
●	DARE-HPV preparing to advance into Phase 2 clinical study with ARPA-H funding

“Daré is not a single-event binary bet. This is a portfolio with multiple potential catalysts, multiple pathways to value, and multiple ways to win,” said Ms. Martucci Johnson. “Every prescription written for DARE to PLAY builds the real-world dataset that will strengthen our future NDA submission. Every Ovaprene patient enrolled moves us closer to data that will attract partners. We are not starting over with each product — we are building a platform.”

3 Casea S is being evaluated in a Phase 1 clinical trial sponsored by FHI 360 (clinicaltrials.gov ID# NCT05174884), with the support of a private foundation grant. Daré is not currently developing this asset but may exercise rights to do so in the United States under a 2025 co-development and license agreement with Theramex.

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FINANCIAL RESULTS FOR FULL YEAR 2025 AND HIGHLIGHTS

Cash Position

As of December 31, 2025, Daré had approximately $24.7 million in cash and cash equivalents, and working capital of approximately $3.4 million.

Financing Proceeds and Grant Funding

During 2025, Daré received a total of approximately $20.8 million in net proceeds from sales of shares of its common stock under an “at-the-market” equity offering program and an equity line arrangement.

In addition, the company received significant non-dilutive capital:

●	Approximately $13.6 million from the Gates Foundation
●	Approximately $4.5 million under its ARPA-H award
●	Approximately $1.3 million in NIH grant reimbursements

These non-dilutive funding sources allowed the company to advance multiple programs simultaneously while managing shareholder dilution.

Operating Expenses

Selling, general and administrative expenses for the full year 2025 were approximately $8.8 million, compared to approximately $9.2 million for 2024. The year-over-year decrease was primarily driven by lower stock-based compensation expense and other personnel costs, and lower general corporate overhead, partially offset by increased commercial-readiness expenses for DARE to PLAY and higher professional services expenses.

Research and development (R&D) expenses were approximately $5.5 million for the full year 2025, compared to approximately $14.3 million for 2024. The year-over-year decrease was primarily attributable to (i) increased contra-R&D expenses and (ii) decreases in manufacturing costs related to Ovaprene, development activities for Sildenafil Cream, 3.6% and DARE-HRT1, and personnel costs, partially offset by increases in costs related to development activities for the company’s other R&D programs, primarily DARE-HPV, DARE-LARC1, and DARE-PTB1. Daré recognizes amounts received under grant and governmental funding awards as “contra-R&D expenses,” meaning grant funding reduces R&D expenses in the statements of operations as the related costs are incurred over the grant period. Total contra-R&D expense related to grant funding was approximately $16.4 million for 2025, compared to approximately $8.8 million for 2024. In evaluating Daré’s total R&D investment, Daré’s management reviews the company’s R&D expenses together with its contra-R&D expenses. Daré believes this dynamic is important to understand when evaluating the true scale of Daré’s R&D investment and capital efficiency with the use of grant funding.

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Revenue Outlook

Daré expects to begin recording product revenue from DARE to PLAY in Q2 2026 as dispensing commences. Flora Sync LF5 consumer health revenue is also expected to begin in Q2 2026. Revenue from DARE to RECLAIM is targeted to begin in 2027. Daré is building toward a multi-product revenue profile that diversifies and grows across 2026 and 2027.

Daré encourages investors to review the detailed discussion of its financial statements, financial condition, liquidity, capital resources, and risk factors in its Annual Report on Form 10-K for the year ended December 31, 2025, filed today with the U.S. Securities and Exchange Commission (SEC).

CONFERENCE CALL

Daré will host a conference call and live webcast today, March 26, 2026, at 4:30 p.m. Eastern Time to review its financial results for the year ended December 31, 2025 and to provide a company update.

To access the conference call via phone, dial (646) 307-1963 or (800) 715-9871 (toll free). The conference ID number for the call is 1717423. The live webcast can be accessed under “Presentations, Events & Webcasts” in the Investors section of the company’s website at http://ir.darebioscience.com. Please log in approximately 5-10 minutes prior to the call to register and to download and install any necessary software. The webcast will be archived under the same section of the company’s website and available for replay until April 9, 2026.

ABOUT DARÉ BIOSCIENCE

Daré Bioscience is a purpose-driven health biotech company solely focused on closing the gap in women’s health between promising science and real-world solutions. Every innovation Daré advances is based in advanced science and backed by rigorous, peer-reviewed research. From contraception to menopause, pelvic pain to fertility, vaginal health to infectious disease, Daré is working to close critical gaps in care using science that serves her needs.

For decades, women have been told to “wait it out” or “live with it,” while innovations that could improve their quality of life languish in the regulatory or funding pipeline. With growing awareness around menopause, sexual health, and vaginal health, the conversation is shifting. However, access to real, evidence-based solutions continues to lag. Daré was founded to change that. As a female-led health biotech company, Daré is accelerating the development of credible, science-based solutions that meet the high standards of clinical rigor – randomized, controlled trials; validated endpoints; peer-reviewed publications; and current Good Manufacturing Practice (cGMP) requirements.

To learn more about Daré’s mission to deliver differentiated therapies for women and its innovation pipeline, please visit www.darebioscience.com.

Daré Bioscience leadership has been named on the Medicine Maker’s Power List and Endpoints News’ Women in Biopharma and Daré’s CEO has been honored as one of Fierce Pharma’s Most Influential People in Biopharma for Daré’s contributions to innovation and advocacy in the women’s health space.

Daré may announce material information about its finances, products and product candidates, clinical trials and other matters using the Investors section of its website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company and may also use social media to communicate important information about the company, its finances, products and product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts in the Investors section of its website and to follow these X (formerly Twitter) accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted in the Investors section of Daré’s website.

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Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “prepare,” “seek,” “should,” “would,” “pursue,” “target,” “explore,” “objective,” “building,” “outlook,” or the negative version of these words and similar expressions. In this press release, forward-looking statements include, but are not limited to, statements relating to anticipated business milestones and developments and their significance for stockholders, plans and timing for pharmacy dispensing of DARE to PLAY and DARE to RECLAIM, plans and timing for consumer health products, including Flora Sync LF5, production of compounded drug products in accordance with cGMP requirements, commercial strategy for 503B compounded products and consumer health products, the timing of product sales and recording related revenue, expectations regarding the Phase 3 clinical study of Ovaprene, plans and timing for initiating a Phase 2 clinical study of DARE-HPV, advancing development of product candidates substantially or entirely with non-dilutive grant funding, collaborations and potential collaborations with third-party suppliers and service providers and strategic commercial partners, the market opportunity for the products Daré brings to market, their market position, their impact in women’s sexual health, and their ability to gain market acceptance, Daré’s plans to continue to pursue clinical development and seek FDA approval of drug product candidates brought to market as 503B compounded drugs, and Daré’s expectation that market introduction as a 503B compounded product will strengthen a product candidate’s application for FDA approval. As used in this press release, “first-in-category” is a forward-looking statement relating to the potential of a product candidate to represent a new category of product if it were to receive marketing approval for the indication for which it is being developed because Daré believes it would address a need in women’s health that is not being met by existing FDA-approved products. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risks and uncertainties related to: Daré’s ability to raise additional capital when and as needed to execute its business strategy and continue as a going concern; Daré’s dependence on grants and other financial awards from governmental entities and a private foundation; Daré’s ability to maintain compliance with Nasdaq’s continued listing requirements and continue to have its common stock listed on The Nasdaq Capital Market; Daré’s reliance on a Section 503B-registered outsourcing facilities, a licensed dispensing pharmacy with an online platform, and other third parties to bring DARE to PLAY and DARE to RECLAIM to market and facilitate access to the product and the risk that those third parties do not perform as expected; Daré’s reliance on a third-party manufacturer and other third parties to bring consumer health products to market and the risk that those third parties do not perform as expected; difficulties in establishing and sustaining relationships with third-party collaborators; the risk that FDA could stop permitting Section 503B-registered outsourcing facilities to manufacture and fulfill orders for compounded sildenafil products or compounded estradiol and/or progesterone products or change the conditions under which those drug substances may be used in compounding or those compounded products may be distributed; the ability of Daré’s outsourcing facility partners to maintain their respective registrations with the FDA under Section 503B of the FDCA; the timing of establishing, and ability to maintain, state-required licensure or registration to enable fulfillment of prescriptions for 503B compounded drug products; Daré’s inexperience, as a company, in and lack of infrastructure for commercializing products; the degree of market demand and acceptance for DARE to PLAY, DARE to RECLAIM, DARE to RESTORE, and products Daré may bring to market in the future; competitive product launches; greater than expected costs to bring compounded drug products to market and marketing costs; shifts in consumer spending or behavior; Daré’s ability to develop, obtain FDA or foreign regulatory approval for, and commercialize its product candidates and to do so on communicated timelines; failure or delay in starting, completing or conducting clinical trials of a product candidate and the inherent uncertainty of outcomes of clinical trials; the potential that a product candidate in clinical development may never advance into or through a pivotal clinical study or obtain FDA or foreign regulatory approval; the risk that Daré’s product candidates may fail to demonstrate acceptable safety and tolerability or sufficient efficacy in clinical trials; the risks that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate and that interim data or results from a particular clinical study do not necessarily predict the final results for that study; the risk that development of a product candidate requires more clinical or nonclinical studies than Daré anticipates, or that the duration of a study or number of study subjects must be significantly greater than anticipated; the risk that the FDA, other regulatory authorities, members of the scientific or medical communities or investors may not accept or agree with Daré’s interpretation of or conclusions regarding data from clinical studies of its product candidates; Daré’s reliance on third parties in conduct key aspects of its business, including manufacturing clinical study supplies and commercial product, conducting clinical trials and nonclinical studies, and commercializing product candidates, if approved, and Daré’s lack of control over the performance of those third parties; Daré’s ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré’s ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its products and product candidates; Daré’s ability to adequately protect or enforce its, or its licensor’s, intellectual property rights; disputes or other developments concerning Daré’s intellectual property rights; product liability claims; governmental investigations or actions relating to Daré’s products or product candidates or the business activities of Daré, its commercial collaborators or other third parties on which Daré relies; changes in healthcare, pharmaceutical, consumer protection or privacy laws and regulatory policies; increased scrutiny from regulators; the effects of macroeconomic conditions, geopolitical events, and major changes and disruptions in U.S. government policies and operations on Daré’s ability to raise additional capital or on Daré’s operations, financial results and condition, and ability to achieve current plans and objectives; and cybersecurity incidents or similar events that compromise Daré’s technology systems and/or significantly disrupt Daré’s business or those of third parties on which Daré relies. Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the U.S. Securities and Exchange Commission, including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

Daré Bioscience Investor Relations
innovations@darebioscience.com

Source: Daré Bioscience, Inc.

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Daré Bioscience, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Years Ended December 31,
	2025	2024
Revenue
License fee and other revenue	$1,030,193	$9,784
Total revenue	1,030,193	9,784
Cost of revenues	295,799	-
Operating expenses
Selling, general and administrative	8,763,376	9,156,061
Research and development	5,523,352	14,305,208
Total operating expenses	14,286,728	23,461,269
Loss from operations	(13,552,334)	(23,451,485)
Other income (expense)
Sale of royalty and milestone rights, net	-	20,379,376
Other income (expense)	153,060	(981,490)
Net loss	$(13,399,274)	$(4,053,599)
Foreign currency translation adjustments	7,186	(67,913)
Comprehensive loss	$(13,392,088)	$(4,121,512)
Loss per common share - basic and diluted	$(1.20)	$(0.48)
Weighted average number of shares outstanding:
Basic and diluted	11,178,752	8,497,459

Daré Bioscience, Inc. and Subsidiaries

Consolidated Balance Sheets Data

	December 31,
	2025	2024
Cash and cash equivalents	$24,711,356	$15,698,174
Working capital (deficit)	$3,378,192	$(3,165,204)
Total assets	$32,474,563	$22,101,131
Total stockholders’ equity (deficit)	$2,842,634	$(6,012,089)

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